Exhibit 10(q)





                         1994 AMENDMENT

                             TO THE

              JAMES RIVER CORPORATION OF VIRGINIA

                   SUPPLEMENTAL BENEFIT PLAN



     AMENDMENT, dated as of March 1, 1994 to the James River

Corporation of Virginia Supplemental Benefit Plan, by James River

Corporation of Virginia (the "Company").

     The Company maintains the James River Corporation of

Virginia Supplemental Benefit Plan (the "Plan") as amended and restated effective June 1, 1991.  The Company now wishes to amend the Plan.

     NOW, THEREFORE, the Plan is amended as follows:

     I.        Effective as of January 1, 1994, Section 1.2(b) is

amended to read as follows:

               (b)  A plan for a select group of management
     or highly compensated employees that provides benefits in excess of the amount of compensation that may be used to determine benefits under 401(a)(17) of the Code (the "Section 401(a)(17) Plan"), as set forth in Section IV below, and

     II.       Effective as of January 1, 1994, Section 2.2 is

amended to read as follows:

                               E-4

               2.2  Section 401(a)(17) Plan.  Each salaried
     employee of the Company or a subsidiary who receives compensation from the Company and its subsidiaries in excess of the compensation limit under Section 401(a)(17) of the Code shall be a Participant in the Section 401(a)(17) Plan.

     III.      Effective as of March 1, 1994, Section 2.3 is

amended by revising the last sentence and adding a new paragraph to the end to read as follows:

     Attached as Exhibit A is a list of the Participants in the Minimum Benefit Plan as of December 31, 1988.

          In addition, the senior executive officers of the Company and its subsidiaries who are members of the Company's Corporate Business Council ("CBC Members") as of March 1, 1994 or as of any date thereafter shall be Participants in the Minimum Benefit Plan and shall be entitled to receive benefits as described in Sections 5.3 and 5.4.

IV.       Effective as of January 1, 1994, Section 2.5 is amended

to read as follows:

               2.5 Employee Contributions. If a Participant is not permitted to make employee contributions to the Retirement Plan or any Other Plan (as defined in Section 3.1(a)) with respect to his annual compensation in excess of the compensation limit under Section 401(a)(17) of the Code, his benefit under this Plan will be determined as if the Participant had continued to make contributions to the Retirement Plan or any Other Plan with respect to his compensation above that limit.

     V.        Effective as of March 1, 1994, Section V is

amended by adding new Sections 5.3 and 5.4 to the end to read as follows:

               5.3  Retirement Benefit for CBC Members.  If
     a Participant in the Minimum Benefit Plan who is a CBC Member begins receiving a retirement benefit from the Retirement Plan, the Participant shall receive an annual supplemental benefit under this Plan equal to the amount (if any) determined as follows:

               (a) The annual retirement benefit that would have been paid from the Retirement Plan, pursuant to the formula in Section
          5.1(a)(A) of the Retirement Plan and without regard to the limits of Sections 415 and 401(a)(17) of the Code, had the Participant's Service with a Predecessor Company (as defined below) been taken into account for purposes of computing the Participant's benefit under the Retirement Plan,

                           REDUCED BY

               (b) The sum of (i) the total annual retirement benefit that is payable to the Participant under the Retirement Plan, the JRII
          Plan and the Other Plans, (ii) the annual supplemental benefit
          (if any) that is payable to the Participant under the Section 415 Plan, the Section 401(a)(17) Plan and the other provisions of the Minimum Benefit Plan, plus (iii) the total annual retirement benefit that is payable to the Participant from the Company, a subsidiary, a Predecessor Company, or another employer pursuant to a defined benefit plan or agreement (collectively "Other
          Sources") with respect to the Participant's Service with a Predecessor Company.

     A "Predecessor Company" is a corporation whose stock or assets were acquired by the Company or a subsidiary by purchase, merger or a similar transaction, if the Participant was employed by the Predecessor Company at the time of the acquisition. A Participant's Service with a Predecessor Company will be computed in the same manner as benefit accrual service is computed for purposes of the Retirement Plan and will be determined as if the Participant had made contributions to the Retirement Plan with respect to his period of Service with the Predecessor Company.

          5.4 Death Benefit for CBC Members. If a Participant in the Minimum Benefit Plan who is a CBC Member dies before benefits have begun to be paid to the Participant under the Retirement Plan and at a time when a survivor annuity is payable to his Beneficiary under the Retirement Plan, the Participant's Beneficiary will be entitled to receive an annual supplemental survivor benefit under this Plan equal to the amount (if any) determined as follows:

                    (a)  The annual survivor benefit that would
          have been payable to the Beneficiary under the Retirement Plan, pursuant to the formula in Section 5.1(a)(A) of the Retirement Plan and without regard to the limits of Sections 415 and 401(a)(17) of the Code, had the Participant's Service with a Predecessor Company been taken into account for purposes of computing the Participant's benefit under the Retirement Plan,

                           REDUCED BY

                    (b)  The sum of (i) the total annual benefit
          that is payable to the Beneficiary (and any other beneficiaries) under the Retirement Plan, the JRII Plan and the Other Plans, (ii) the annual benefit that is payable to the Beneficiary under the Section 415 Plan, the Section 401(a)(17) Plan, and the other provisions of the Minimum Benefit Plan, plus (iii) the total annual survivor benefit that is payable to the Beneficiary (and any other beneficiaries) from Other Sources with respect to the Participant's Service with a Predecessor Company.

VI.       Effective as of March 1, 1994, Section 8.2 is amended

by deleting the last sentence and adding two new sentences to the end to read as follows:

          The Plan Administrator will have the express discretionary authority to interpret and administer the Plan, to make all decisions with respect to eligibility for and amount of benefits, and to make all decisions with respect to the interpretation and administration of the Plan. The Plan
     Administrator is authorized to make such estimates and assumptions with respect to the computation of benefits as it may deem appropriate.

VII.      In all respects not amended, the Plan is hereby

ratified and confirmed.

                        *  *  *  *  *  *

     To record the adoption of the Amendment as set forth above,

the Company has caused this document to be signed on this 1st day of March, 1994.



                              JAMES RIVER CORPORATION OF VIRGINIA



                              By: /s/ Daniel J. Girvan